AMENDMENT TO EMPLOYMENT AGREEMENT

     The undersigned parties to the Employment Agreement between them, dated as of June 15, 2004, agree that the agreement shall be amended by changing the dates in Section 1 and Section 6(c) of the agreement to be November 19, 2004. In addition, Exhibit B to the agreement shall be amended as set forth on the attached revision of Exhibit B. No other changes are made to such agreement by this amendment.

     Dated:  October 8, 2004


                                   Caneum, Inc.,
                                   a Nevada corporation

                                   By  /s/ Gary Allhusen
                                       Gary Allhusen, Executive Vice President



                                   /s/ Charlie Sundling
                                   Charlie Sundling